Exhibit 99.1

                          CHINA DIGITAL WIRELESS, INC.

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS


Organization

         There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of at least three (3) Directors, including a Chairperson, designated by the Board of Directors to one-year terms. Each member of the Audit Committee shall be independent of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgement as committee members. The Board of Directors shall designate the Chairperson.

Statement of Policy

         The Audit Committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the company, and the quality and integrity of financial reports of the company. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent auditors, and the financial management of the Company.

Responsibilities

         In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

         In carrying out these responsibilities, the Audit Committee will:

         o Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries.

         o Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, the adequacy of the independent auditor's compensation, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

         o Review with the independent auditors, the Company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable.


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         o        Periodically  review  Company  policy  statements to determine their adherence to the Company's Code of Conduct.

         o Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders.

         o Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices.

         o Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the company's financial, accounting, and auditing personnel, and the co-operation that the independent auditors received during the course of audit.

         o Review accounting and financial human resources and succession planning within the Company.

         o Report the results of the annual audit to the Board of Directors.

         o Review the nature and scope of other professional services provided to the company by the independent auditors and consider the relationship to the auditors' independence.

         o Submit the minutes of all meetings of the Audit Committee to the Board of Directors.

         o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

         o Conduct quarterly meetings with management and the auditors to review operating results and financial reporting issues.

Minutes

A member of the Audit Committee or a designee shall record the minutes of each meeting of the Audit Committee. The minutes of each meeting shall be provided to each member of the Audit Committee for approval within two weeks of such meeting and promptly thereafter to the entire Board of Directors. The Company shall maintain a book of the minutes for the Audit Committee.